As filed with the Securities and Exchange Commission on February 27, 2023

Registration No. 333- and

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

CMS Energy Corporation	Consumers Energy Company
(Exact name of registrant as specified in its charter)
Michigan	Michigan
(State or other jurisdiction of incorporation or organization)
38-2726431	38-0442310
(IRS Employer Identification No.)
One Energy Plaza Jackson, Michigan 49201 (517) 788-0550
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Rejji P. Hayes Executive Vice President and Chief Financial Officer CMS Energy Corporation One Energy Plaza Jackson, Michigan 49201 (517) 788-1040
(Name, address, including zip code, and telephone number, including area code, of agent for service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:
Melissa M. Gleespen Vice President, Corporate Secretary and Chief Compliance Officer CMS Energy Corporation One Energy Plaza Jackson, Michigan 49201 (517) 788-2158

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

CMS Energy Corporation:	Consumers Energy Company:

Large accelerated filer ☒	Large accelerated filer ☐
Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Non-accelerated filer ☒
Smaller reporting company ☐	Smaller reporting company ☐
Emerging growth company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CMS Energy Corporation: ☐

Consumers Energy Company: ☐

PROSPECTUS

CMS ENERGY CORPORATION
Common Stock, Preferred Stock, Depositary Shares, Senior Debt Securities, Senior Convertible Debt Securities, Subordinated Debt Securities, Stock Purchase Contracts and Stock Purchase Units

CONSUMERS ENERGY COMPANY
Senior Notes and First Mortgage Bonds

CMS Energy Corporation, a Michigan corporation, may offer, from time to time:

●	shares of its common stock, par value $0.01 per share (“CMS Energy Common Stock”);

●	shares of its preferred stock, par value $0.01 per share (“Preferred Stock”);

●	depositary shares representing fractional interests in shares of Preferred Stock (“Depositary Shares”);

●	unsecured senior or subordinated debt securities consisting of debentures, convertible debentures, notes, convertible notes or other unsecured evidence of indebtedness;

●	stock purchase contracts to purchase CMS Energy Common Stock; and

●	stock purchase units, each consisting of a stock purchase contract and unsecured senior debt securities, unsecured subordinated debt securities, Preferred Stock or Depositary Shares of CMS Energy Corporation or debt obligations of third parties, including U.S. Treasury securities, or other securities, securing the holder’s obligation to purchase the CMS Energy Common Stock under the stock purchase contract, or any combination of the above.

Consumers Energy Company, a Michigan corporation, may offer, from time to time, secured senior debt consisting of senior notes and first mortgage bonds.

For each type of security listed above, the amount, price and terms will be determined at or prior to the time of sale.

We will provide the specific terms of these securities in an accompanying prospectus supplement or supplements. A prospectus supplement may also add, update or change information included in this prospectus. You should read this prospectus and the accompanying prospectus supplement or supplements carefully before you invest in any of the securities described herein. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in these securities involves risks. See “Risk Factors” on page 3.

The CMS Energy Common Stock is listed on the New York Stock Exchange under the symbol “CMS”. Unless otherwise indicated in a prospectus supplement, the other securities described in this prospectus will not be listed on a national securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2023.

TABLE OF CONTENTS

PROSPECTUS

PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, any of us may, from time to time, sell any combination of our securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement containing specific information about the terms of that offering. Any prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or any document incorporated or deemed to be incorporated by reference herein. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information contained in the prospectus supplement or any related free writing prospectus. The registration statement filed with the SEC includes exhibits that provide more details about certain documents described in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, the applicable prospectus supplement and any related free writing prospectus together with the additional information described under the heading “Where You Can Find More Information”.

As used in this prospectus, “CMS Energy” refers to CMS Energy Corporation and “Consumers” refers to Consumers Energy Company. The terms “we”, “us” and “our” refer to CMS Energy when discussing the securities to be issued by CMS Energy, Consumers when discussing the securities to be issued by Consumers and collectively to both of the Registrants where the context requires. “Registrants” refers, collectively, to CMS Energy and Consumers.

The principal executive offices of each of CMS Energy and Consumers are located at One Energy Plaza, Jackson, Michigan 49201, and the telephone number is 517-788-0550.

RISK FACTORS

Before acquiring any of the securities that may be offered by this prospectus, you should carefully consider the risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements and Information” in the most recent combined Annual Report on Form 10-K of CMS Energy and Consumers and in our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, and corresponding sections in reports CMS Energy and Consumers may file with the SEC after the date of this prospectus. You should also carefully consider all of the information contained or incorporated by reference in this prospectus or in any prospectus supplement before you invest in any Registrant’s securities. See “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) with respect to the securities offered in this prospectus. As allowed by SEC rules and regulations, this prospectus does not contain all the information you can find in the Registration Statement or the exhibits filed with or incorporated by reference as exhibits to the Registration Statement. Statements in this prospectus concerning the provisions of any document filed or incorporated by reference as an exhibit to the Registration Statement are not necessarily complete and are qualified in their entirety by reference to such exhibit. For further information, you should refer to the Registration Statement and its exhibits.

Each of CMS Energy and Consumers is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and therefore files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You can find additional information about us on CMS Energy’s website at www.cmsenergy.com.  The information on this website (including such information referred to herein) is not a part of this prospectus or any prospectus supplement.

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This prospectus, the applicable prospectus supplement and any free writing prospectus we authorize contains and incorporates by reference information that you should consider when making your investment decision. We have not authorized anyone to provide you with different information. You should not assume that the information included or incorporated by reference in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus. Later information that we file with the SEC (other than Current Reports on Form 8-K (or portions thereof) furnished under Item 2.02 or Item 7.01 of Form 8-K) will automatically update and supersede this information. Each Registrant incorporates by reference into this prospectus the documents listed below related to such Registrant and any future filings (other than Current Reports on Form 8-K (or portions thereof) furnished under Item 2.02 or Item 7.01 of Form 8-K) that such Registrant makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offerings contemplated by this prospectus are terminated.

CMS ENERGY

●	Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 9, 2023

●	The sections of our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Shareholders filed with the SEC on March 24, 2022 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021)

●	Current Report on Form 8-K filed on January 12, 2023

CONSUMERS

●	Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 9, 2023

●	The sections of our Definitive Proxy Statement on Schedule 14A for the CMS Energy Annual Meeting of Shareholders filed with the SEC on March 24, 2022 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021)

●	Current Reports on Form 8-K filed on January 10, 2023, January 12, 2023 and February 23, 2023

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. You should direct your requests to:

CMS Energy Corporation

One Energy Plaza

Jackson, Michigan 49201

Telephone: 517-788-0550

Attention: Office of the Secretary

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SAFE HARBOR STATEMENT UNDER THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This prospectus, any related prospectus supplement, any related free writing prospectus and the documents that we incorporate by reference herein and therein may contain statements that are statements concerning our expectations, plans, objectives, future financial performance and other items that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Registrants are including herein or incorporating by reference cautionary statements identifying important factors that could cause their respective actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of the Registrants. Any statements that express or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events, performance or growth (often, but not always, through the use of words or phrases such as “might,” “may,” “could,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “forecasts,” “predicts,” “assumes,” and other similar words) are not statements of historical facts and are forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the important factors described in the sections entitled “Risk Factors” and “Forward-Looking Statements and Information” in the most recent combined Annual Report on Form 10-K of CMS Energy and Consumers and in our subsequent quarterly reports on Form 10-Q that could cause a Registrant’s actual results to differ materially from those contained in forward-looking statements of such Registrant made by or on behalf of such Registrant.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and are beyond the control of the Registrants. You are cautioned not to place undue reliance on forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Registrants undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for each Registrant’s management to predict all of such factors, nor can such management assess the impact of each such factor on the business of such Registrant or the extent to which any factor, or combination of factors, may cause actual results of such Registrant to differ materially from those contained in any forward-looking statements.

THE REGISTRANTS

CMS ENERGY

CMS Energy is an energy company operating primarily in Michigan. It is the parent holding company of several subsidiaries, including Consumers, an electric and gas utility, and NorthStar Clean Energy Company (“NorthStar”), primarily a domestic independent power producer and marketer. Consumers is an electric and gas utility that provides electricity and/or natural gas to 6.7 million of Michigan’s 10 million residents. NorthStar, through its subsidiaries and equity investments, is engaged in domestic independent power production, including the development and operation of renewable generation, and the marketing of independent power production. CMS Energy manages its businesses by the nature of services each provides, and operates principally in three business segments: electric utility, gas utility, and NorthStar, its non-utility operations and investments.

CONSUMERS

Consumers was incorporated in Maine in 1910 and became a Michigan corporation in 1968. Consumers owns and operates electric generation and distribution facilities and gas transmission, storage and distribution facilities. Consumers serves individuals and businesses operating in the alternative energy, automotive, chemical, food and metal products industries, as well as a diversified group of other industries. Consumers provides electricity and/or natural gas to 6.7 million of Michigan’s 10 million residents. Consumers’ rates and certain other aspects of its business are subject to the jurisdiction of the Michigan Public Service Commission and the Federal Energy Regulatory Commission, as well as to North American Electric Reliability Corporation reliability standards. Consumers manages its businesses by the nature of services each provides and operates principally in two business segments: electric utility and gas utility.

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USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement or other offering materials, the net proceeds from the sale of the CMS Energy and Consumers securities will be used for general corporate purposes. If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest-bearing obligations. The specific use of proceeds from the sale of securities will be set forth in the applicable prospectus supplement or other offering materials relating to the offering of such securities.

DESCRIPTION OF SECURITIES

CMS ENERGY

Introduction

Specific terms of the shares of CMS Energy Common Stock, shares of Preferred Stock, Depositary Shares, unsecured senior debt securities (the “Senior Debt Securities”), unsecured convertible senior debt securities (the “Senior Convertible Debt Securities”) and unsecured subordinated debt securities, which may provide that such securities are convertible into other securities (the “Subordinated Debt Securities”) (the Senior Debt Securities, the Senior Convertible Debt Securities and the Subordinated Debt Securities are referred to, individually, as a “CMS Energy Debt Security” and, collectively, as the “CMS Energy Debt Securities”), stock purchase contracts to purchase CMS Energy Common Stock (the “Stock Purchase Contracts”), and stock purchase units (the “Stock Purchase Units”), each representing ownership of a Stock Purchase Contract and Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares, or debt obligations of third parties, including U.S. Treasury securities, or other securities, securing the holder’s obligation to purchase the CMS Energy Common Stock under the Stock Purchase Contract, or any combination of the foregoing (collectively, the “CMS Energy Offered Securities”), will be set forth in an accompanying prospectus supplement or supplements, together with the terms of the offering of the CMS Energy Offered Securities, the initial price thereof and the net proceeds from the sale thereof. The prospectus supplement will set forth with regard to the particular CMS Energy Offered Securities, without limitation, the following:

●	in the case of CMS Energy Debt Securities, the designation, the aggregate principal amount, the denomination, the maturity, the premium, if any, any exchange, conversion, redemption or sinking fund provisions, the interest rate (which may be fixed or variable), the time or method of calculating interest payments, the right of CMS Energy, if any, to defer payment or interest on the CMS Energy Debt Securities and the maximum length of such deferral, put options, if any, the public offering price, the ranking, any listing on a securities exchange and other specific terms of the offering and sale thereof;

●	in the case of CMS Energy Common Stock, the number of shares, the public offering price and other specific terms of the offering and sale thereof;

●	in the case of Preferred Stock, the designation, the number of shares, the liquidation preference per security, the public offering price, any listing on a securities exchange, the dividend rate (or method of calculation thereof), the dates on which dividends shall be payable and the dates from which dividends shall accrue, any voting rights, any redemption, exchange, conversion or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to a specific series of the Preferred Stock, whether interests in Preferred Stock will be represented by Depositary Shares, and other specific terms of the offering and sale thereof;

●	in the case of Depositary Shares, the fractional ownership interest in a share of Preferred Stock to be represented by each Depositary Share, the liquidation preference per security, any listing on a securities exchange, the designation of the related Preferred Stock, the dividend rate on the related Preferred Stock (or method of calculation thereof), the dates on which dividends shall be payable on the related Preferred Stock and the dates from which such dividends shall accrue, any voting rights and any redemption, exchange, conversion or sinking fund provisions applicable to the related Preferred Stock, and any other rights, preferences, privileges, limitations or restrictions relating to the related Preferred Stock, the identity of the bank or trust company acting as depositary under the related deposit agreement, and other specific terms of the offering and sale thereof;

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●	in the case of Stock Purchase Contracts, the specific terms of the Stock Purchase Contract, the number of shares of CMS Energy Common Stock subject thereto and the terms of the offering and sale thereof; and

●	in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares, or debt obligations of third parties or other securities securing the holders’ obligation to purchase CMS Energy Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof.

Capital Stock

The following summary of certain rights of the holders of CMS Energy capital stock does not purport to be complete and is qualified in its entirety by express reference to the Restated Articles of Incorporation, as amended, of CMS Energy (the “CMS Energy Articles”) and the Amended and Restated Bylaws of CMS Energy (the “CMS Energy Bylaws”), which are incorporated into this prospectus by reference. See “Where You Can Find More Information” above. A copy of each of the CMS Energy Articles and the CMS Energy Bylaws has been previously filed with the SEC. The CMS Energy Articles and CMS Energy Bylaws are also available on our website at www.cmsenergy.com. The information on our website is not part of this prospectus or any prospectus supplement.

The authorized capital stock of CMS Energy consists of:

●	350 million shares of CMS Energy Common Stock; and

●	10 million shares of Preferred Stock.

At February 13, 2023, CMS Energy had 291,600,322 shares of CMS Energy Common Stock and 9,200 shares of Preferred Stock issued and outstanding.

Common Stock

Dividend Rights and Policy; Restrictions on Dividends

Dividends on CMS Energy Common Stock are paid at the discretion of the board of directors of CMS Energy based primarily upon the earnings and financial condition of CMS Energy. Dividends are payable out of the assets of CMS Energy legally available therefor.

CMS Energy is a holding company that conducts substantially all of its operations through its subsidiaries. Its only significant assets are the capital stock of its subsidiaries, and its subsidiaries generate substantially all of its operating income and cash flow. As a holding company with no significant operations of its own, the principal sources of its funds are dependent primarily upon the earnings of its subsidiaries (in particular, Consumers), borrowings and sales of equity. CMS Energy’s ability to pay dividends on its capital stock is dependent primarily upon the earnings and cash flows of its subsidiaries and the distribution or other payment of such earnings to CMS Energy in the form of dividends, tax sharing payments, loans or advances and repayment of loans and advances from CMS Energy. Accordingly, the ability of CMS Energy to pay dividends on its capital stock will depend on the earnings, financial requirements, contractual restrictions of the subsidiaries of CMS Energy (in particular, Consumers) and other factors. CMS Energy’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts on the capital stock of CMS Energy or to make any funds available therefor, whether by dividends, loans or other payments.

Dividends on capital stock of CMS Energy are limited by Michigan law to legally available assets of CMS Energy. Distributions on CMS Energy Common Stock may be subject to the rights of the holders, if any, of any issued and outstanding series of Preferred Stock.

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Michigan law prohibits payment of a dividend or a repurchase of capital stock if, after giving it effect, a corporation would not be able to pay its debts as they become due in the usual course of business, or its total assets would be less than the sum of its total liabilities plus, unless the CMS Energy Articles provide otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution (including the rights of holders of Preferred Stock, if any).

Voting Rights

Each holder of CMS Energy Common Stock is entitled to one vote for each share of CMS Energy Common Stock held by such holder on each matter voted upon by the shareholders. Such right to vote is not cumulative. A majority of the votes cast by the holders of shares entitled to vote thereon is sufficient for the adoption of any question presented, except that certain provisions of the CMS Energy Articles relating to (i) the authorization, effectiveness or validity of a merger or consolidation of CMS Energy that would adversely affect the powers or special rights of CMS Energy Common Stock (either directly by amendment to the CMS Energy Articles or indirectly by requiring the holders of the CMS Energy Common Stock to accept or retain, in such merger or consolidation, anything other than shares of CMS Energy Common Stock or shares of the surviving or resulting corporation having, in either case, powers and special rights identical to those of the CMS Energy Common Stock prior to such merger or consolidation) require the vote or consent of the holders of a majority of all of the shares of CMS Energy Common Stock then outstanding, (ii) contested elections of directors require the vote of a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors and (iii) special shareholder meetings, the number of directors, vacancies on CMS Energy’s board of directors, the removal, indemnification and liability of CMS Energy’s board of directors and the requirements for amending these provisions may not be amended, altered, changed or repealed unless such amendment, alteration, change or repeal is approved by the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote thereon.

Under Michigan law, the approval of the holders of a majority of the outstanding shares of CMS Energy Common Stock would be necessary (1) to authorize, effect or validate the merger or consolidation of CMS Energy into or with any other corporation if such merger or consolidation would adversely affect the powers or special rights of CMS Energy Common Stock, and (2) to authorize any amendment to the CMS Energy Articles that would increase or decrease the aggregate number of authorized shares of CMS Energy Common Stock or alter or change the powers, preferences or special rights of the shares of CMS Energy Common Stock so as to affect them adversely. The effect of these provisions and the related provisions described in the prior paragraph may be to permit the holders of a majority of the outstanding shares of CMS Energy Common Stock to block any such merger or amendment that would adversely affect the powers or special rights of holders of such shares of CMS Energy Common Stock.

Preemptive Rights

The CMS Energy Articles provide that holders of CMS Energy Common Stock will have no preemptive rights to subscribe for or purchase any additional shares of the capital stock of CMS Energy of any class now or hereafter authorized, or any Preferred Stock, bonds, debentures or other obligations or rights or options convertible into or exchangeable for or entitling the holder or owner to subscribe for or purchase any shares of capital stock, or any rights to exchange shares issued for shares to be issued.

Liquidation Rights

In the event of the dissolution, liquidation or winding up of CMS Energy, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of CMS Energy and after there shall have been paid or set apart for the holders of Preferred Stock the full preferential amounts (including any accumulated and unpaid dividends) to which they are entitled, the holders of CMS Energy Common Stock will be entitled to receive, on a per share basis, the assets of CMS Energy remaining for distribution to the holders of CMS Energy Common Stock. Neither the merger or consolidation of CMS Energy into or with any other corporation, nor the merger or consolidation of any other corporation into or with CMS Energy nor any sale, transfer or lease of all or any part of the assets of CMS Energy, shall be deemed to be a dissolution, liquidation or winding up for the purposes of this provision.

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Because CMS Energy has subsidiaries that have debt obligations and other liabilities of their own, CMS Energy’s rights and the rights of its creditors and its stockholders to participate in the distribution of assets of any subsidiary upon the latter’s liquidation or recapitalization will be subject to prior claims of the subsidiary’s creditors, except to the extent that CMS Energy may itself be a creditor with recognized claims against the subsidiary.

Subdivision or Combination

If CMS Energy subdivides (by stock split, stock dividend or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of CMS Energy Common Stock, the voting and liquidation rights of shares of CMS Energy Common Stock will be appropriately adjusted so as to avoid any dilution in aggregate voting or liquidation rights.

Transfer Agent and Registrar

The transfer agent and registrar for CMS Energy Common Stock is Equiniti Trust Company d/b/a EQ Shareowner Services.

Listing

CMS Energy Common Stock is listed on the New York Stock Exchange and trades under the symbol “CMS.”

Exchanges

The CMS Energy Articles do not provide for either the mandatory or optional exchange or redemption of CMS Energy Common Stock.

Preferred Stock

The authorized Preferred Stock may be issued without the approval of the holders of CMS Energy Common Stock in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights, voting rights, if any, and qualifications, limitations or restrictions thereof, as shall be stated in a resolution providing for the issue of any such series adopted by CMS Energy’s board of directors. The CMS Energy Articles provide that holders of Preferred Stock will not have any preemptive rights to subscribe for or purchase any additional shares of the capital stock of CMS Energy of any class now or hereafter authorized, or any Preferred Stock, bonds, debentures or other obligations or rights or options convertible into or exchangeable for or entitling the holder or owner to subscribe for or purchase any shares of capital stock, or any rights to exchange shares issued for shares to be issued. The future issuance of Preferred Stock may have the effect of delaying, deterring or preventing a change in control of CMS Energy. Shares of Preferred Stock may be offered either separately or represented by Depositary Shares.

Depositary Shares

CMS Energy may issue shares of Preferred Stock either separately or represented by Depositary Shares. Each Depositary Share that CMS Energy issues will represent a fractional interest in a share of Preferred Stock of any series, to be described in an applicable prospectus supplement.

In connection with the issuance of any Depositary Shares, CMS Energy will enter into a deposit agreement with a bank or trust company selected by CMS Energy, as depositary, which will be named in the applicable prospectus supplement. Depositary Shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following CMS Energy’s issuance of any shares of Preferred Stock related to the Depositary Shares, CMS Energy will deposit such shares of Preferred Stock with the relevant depositary and will cause the depositary to issue, on its behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of Preferred Stock represented by the related Depositary Share, to all of the designations, powers, preferences and relative, participating, optional or other special rights of, and will be subject to all of the qualifications, limitations or restrictions on, the Preferred Stock represented thereby, including any dividend, voting, redemption, conversion, exchange and liquidation rights.

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The prospectus supplement relating to any Depositary Shares being offered will include specific terms relating to the offering, including a discussion of certain United States federal income tax consequences.

CMS Energy will include a copy of the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any Depositary Shares that CMS Energy offers as exhibits to a filing it will make with the SEC in connection with that offering.

Primary Source of Funds of CMS Energy; Restrictions on Sources of Dividends

The ability of CMS Energy to pay (i) dividends on its capital stock and (ii) its indebtedness, including the CMS Energy Debt Securities, depends and will depend substantially upon timely receipt of sufficient dividends or other distributions from its subsidiaries, in particular Consumers and NorthStar. Each of Consumers’ and NorthStar’s ability to pay dividends on its common stock depends upon its revenues, earnings and other factors. Consumers’ revenues and earnings will depend substantially upon rates authorized by the Michigan Public Service Commission.

CMS Energy has pledged the common stock of Consumers as security for certain bank credit facilities.

Consumers’ Restated Articles of Incorporation (the “Consumers Articles”) provide two restrictions on its payment of dividends on its common stock. First, prior to the payment of any common stock dividend, Consumers must reserve retained earnings after giving effect to such dividend payment of at least:

●	$7.50 per share on all then outstanding shares of its preferred stock; and

●	$7.50 per share on all then outstanding shares of all other stock over which its preferred stock do not have preference as to the payment of dividends and as to assets.

Second, dividend payments during the 12-month period ending with the month the proposed payment is to be paid are limited to:

●	50% of net income available for the payment of dividends during the Base Period (as defined below), if the ratio of common stock and surplus to total capitalization and surplus for 12 consecutive calendar months within the 14 calendar months immediately preceding the proposed dividend payment (the “Base Period”), adjusted to reflect the proposed dividend, is less than 20%; and

●	75% of net income available for the payment of dividends during the Base Period, if the ratio of common stock and surplus to total capitalization and surplus for the 12 consecutive calendar months immediately preceding the proposed dividend payment, is at least 20% but less than 25%.

The Consumers Articles also prohibit the payment of cash dividends on its common stock if Consumers is in arrears on preferred stock dividend payments.

Provisions of the Federal Power Act and the Natural Gas Act appear to restrict dividends payable by Consumers to the amount of Consumers’ retained earnings. Several decisions from the Federal Energy Regulatory Commission suggest that under a variety of circumstances common stock dividends from Consumers would not be limited to amounts in Consumers’ retained earnings. Any decision by Consumers to pay common stock dividends in excess of retained earnings would be based on specific facts and circumstances and would result only after a formal regulatory filing process.

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In addition, Michigan law prohibits payment of a dividend if, after giving it effect, Consumers or NorthStar would not be able to pay its respective debts as they become due in the usual course of business, or its respective total assets would be less than the sum of its respective total liabilities plus, unless the respective articles of incorporation permit otherwise, the amount that would be needed, if Consumers or NorthStar were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Currently, it is Consumers’ target to pay annual dividends equal to 80% of its annual consolidated net income, as, if and when declared by Consumers’ board of directors. Consumers’ board of directors reserves the right to change this target at any time.

CMS Energy Debt Securities

The CMS Energy Debt Securities offered by any prospectus supplement will be unsecured obligations of CMS Energy and will be either senior or subordinated debt. Senior Debt Securities will be issued under our senior debt indenture dated as of September 15, 1992 between CMS Energy and The Bank of New York Mellon, as trustee, as amended and supplemented (the “Senior Debt Indenture”), and Subordinated Debt Securities will be issued under our indenture dated as of June 1, 1997 between CMS Energy and The Bank of New York Mellon, as trustee, as amended and supplemented (the “Subordinated Debt Indenture”). The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes referred to in this prospectus individually as a “CMS Energy Indenture” and collectively as the “CMS Energy Indentures”.

The following briefly summarizes the material provisions of the CMS Energy Indentures that have been filed with the SEC and incorporated by reference in the Registration Statement of which this prospectus is a part. This summary of the CMS Energy Indentures is not complete and is qualified in its entirety by reference to the CMS Energy Indentures. You should read the more detailed provisions of the applicable CMS Energy Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of CMS Energy Debt Securities, which will be described in more detail in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, the trustee under the Senior Debt Indenture and under the Subordinated Debt Indenture will be The Bank of New York Mellon.

General

The CMS Energy Indentures provide that CMS Energy Debt Securities may be issued in one or more series, with different terms, in each case as authorized from time to time by CMS Energy. The CMS Energy Indentures do not limit the aggregate principal amount of CMS Energy Debt Securities that may be issued under the CMS Energy Indentures.

Certain material United States federal income tax consequences and other special considerations applicable to any CMS Energy Debt Securities issued at a discount will be described in the applicable prospectus supplement.

Because CMS Energy is a holding company, the claims of creditors of CMS Energy’s subsidiaries will have a priority over CMS Energy’s equity rights and the rights of CMS Energy’s creditors, including the holders of CMS Energy Debt Securities, to participate in the assets of the subsidiary upon the subsidiary’s liquidation.

The applicable prospectus supplement relating to any series of CMS Energy Debt Securities will describe the specific terms of that series and of the offering. Such terms may include some or all of the following:

●	the title of the CMS Energy Debt Securities;

●	whether the CMS Energy Debt Securities will be senior or subordinated debt;

●	the total principal amount of the CMS Energy Debt Securities of such series that may be issued;

●	the percentage of the principal amount at which the CMS Energy Debt Securities will be sold and, if applicable, the method of determining the price;

●	the maturity date or dates;

●	the interest rate or the method of computing the interest rate;

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●	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

●	the place or places where the principal of and any premium and interest on such CMS Energy Debt Securities of such series will be payable;

●	any right of CMS Energy to redeem such CMS Energy Debt Securities of such series and the terms and conditions of any such redemption;

●	any obligation of CMS Energy to redeem, purchase or repay the CMS Energy Debt Securities of such series at the option of a holder upon the happening of any event and the terms and conditions of any such redemption, purchase or repayment;

●	any obligation of CMS Energy to permit the conversion of such CMS Energy Debt Securities of such series into CMS Energy Common Stock and the terms and conditions upon which such conversion shall be effected;

●	whether the CMS Energy Debt Securities of such series will be issued in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

●	any material provisions of the applicable indenture described in this prospectus that do not apply to the CMS Energy Debt Securities of such series;

●	any additional amounts with respect to the CMS Energy Debt Securities of such series that CMS Energy will pay to a non-United States person because of any tax, assessment or governmental charge withheld or deducted and, if so, any option of CMS Energy to redeem the CMS Energy Debt Securities of such series rather than paying these additional amounts; and

●	any other specific terms of the CMS Energy Debt Securities of such series.

The CMS Energy Indentures provide that all CMS Energy Debt Securities of any one series need not be issued at the same time, and CMS Energy may, from time to time, issue additional CMS Energy Debt Securities of a previously issued series without consent of, and without notifying, the holders of other CMS Energy Debt Securities.

Concerning the Trustees

The Bank of New York Mellon, the trustee under the Senior Debt Indenture and the Subordinated Debt Indenture, is one of a number of banks with which CMS Energy and its subsidiaries maintain ordinary banking relationships.

Exchange and Transfer

CMS Energy Debt Securities may be presented for exchange and registered CMS Energy Debt Securities may be presented for registration of transfer at the office or agency maintained for that purpose subject to the restrictions set forth in any such CMS Energy Debt Securities and in the applicable prospectus supplement without service charge, but upon payment of any taxes or other governmental charges due in connection therewith, subject to any limitations contained in the applicable CMS Energy Indenture. CMS Energy Debt Securities in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery as provided in the applicable CMS Energy Indenture.

Payment

Payments of principal of and any interest on CMS Energy Debt Securities in registered form will be made at the office or agency of the applicable trustee. Under the Senior Debt Indenture, CMS Energy is required to maintain an office or agency in The City of New York where Senior Debt Securities may be presented for payment, transfer or exchange. However, at the option of CMS Energy, payment of any interest may be made by check or by wire transfer. Payment of any interest due on CMS Energy Debt Securities in registered form will be made to the persons in whose name the CMS Energy Debt Securities are registered at the close of business on the record date for such interest payments. Payments to be made in any other manner will be specified in the applicable prospectus supplement.

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Events of Default

Each CMS Energy Indenture provides that events of default regarding any series of CMS Energy Debt Securities will include:

●	failure to pay required interest on any CMS Energy Debt Security of such series for 30 days; provided, however, that, with respect to the Subordinated Debt Indenture, if CMS Energy is permitted by the terms of a series of Subordinated Debt Securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which CMS Energy is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of such Subordinated Debt Securities;

●	failure to pay principal on any CMS Energy Debt Security of such series when due; provided, however, that, with respect to the Subordinated Debt Indenture, if CMS Energy is permitted by the terms of a series of Subordinated Debt Securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which CMS Energy is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of such Subordinated Debt Securities;

●	failure to deposit any sinking fund when due in respect of the CMS Energy Debt Securities of such series;

●	failure to perform any other covenant in the relevant indenture, other than a covenant included in the relevant indenture solely for the benefit of a series of CMS Energy Debt Securities other than such series, for 60 days after written notice by the trustee to CMS Energy or by the holders of at least 25% in aggregate principal amount of the outstanding CMS Energy Debt Securities of all series affected thereby to CMS Energy and the trustee as provided in the applicable CMS Energy Indenture;

●	certain events of bankruptcy or insolvency, whether voluntary or not, of CMS Energy;

●	entry of final judgments against CMS Energy or Consumers for more than $25,000,000 (in the case of the Senior Debt Indenture) or $100,000,000 (in the case of the Subordinated Debt Indenture) that remain undischarged or unbonded for 60 days; or

●	a default resulting in the acceleration of indebtedness of CMS Energy of more than $25,000,000 (in the case of the Senior Debt Indenture) or $100,000,000 (in the case of the Subordinated Debt Indenture), and the acceleration has not been rescinded or annulled within 10 days after written notice of such default by the trustee to CMS Energy or by the holders of at least 10% in aggregate principal amount of the outstanding CMS Energy Debt Securities of that series to CMS Energy and the trustee as provided in the applicable CMS Energy Indenture.

Additional events of default may be prescribed for the benefit of the holders of a particular series of CMS Energy Debt Securities and will be described in the prospectus supplement relating to that series of CMS Energy Debt Securities.

If an event of default regarding CMS Energy Debt Securities of any series issued under the CMS Energy Indentures should occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding CMS Energy Debt Securities of such series may declare each CMS Energy Debt Security of that series due and payable.

Holders of a majority in aggregate principal amount of the outstanding CMS Energy Debt Securities of each series affected will be entitled to control certain actions of the trustee under the CMS Energy Indentures. The trustee generally will not be requested, ordered or directed by any of the holders of CMS Energy Debt Securities, unless one or more of such holders shall have offered to the trustee reasonable indemnity.

Before any holder of any series of CMS Energy Debt Securities may institute action for any remedy, except payment on such holder’s CMS Energy Debt Security when due, the holders of not less than 25% in aggregate principal amount of the CMS Energy Debt Securities of each affected series then outstanding must request the trustee to take action. Holders must also offer the trustee reasonable indemnity against costs, expenses and liabilities incurred by the trustee for taking such action.

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CMS Energy is required to annually furnish the relevant trustee a statement as to CMS Energy’s compliance with all conditions and covenants under the applicable CMS Energy Indenture. Each CMS Energy Indenture provides that the relevant trustee may withhold notice to the holders of the CMS Energy Debt Securities of any series of any default affecting such series, except payment of principal of, interest on or any sinking fund installment on CMS Energy Debt Securities of such series when due, if it considers withholding notice to be in the interests of the holders of the CMS Energy Debt Securities of such series.

Consolidation, Merger or Sale of Assets

Each CMS Energy Indenture provides that CMS Energy may consolidate with or merge into any other corporation, or sell, lease or convey its property as an entirety or substantially as an entirety to any other person, if the new corporation or person assumes the obligations of CMS Energy under the CMS Energy Debt Securities and the CMS Energy Indentures and is organized and existing under the laws of the United States of America, any U.S. state or the District of Columbia, and after giving effect to the transaction no event of default under the applicable CMS Energy Indenture has occurred and is continuing, and certain other conditions are met.

Modification of the Indenture

Each CMS Energy Indenture permits CMS Energy and the relevant trustee to enter into supplemental indentures without the consent of the holders of the CMS Energy Debt Securities issued under the relevant indenture:

•	to pledge assets as security for one or more series of CMS Energy Debt Securities;
•	to provide for a successor to CMS Energy to assume the applicable CMS Energy Indenture;
•	to add covenants of CMS Energy for the benefit of the holders of any series of CMS Energy Debt Securities; and
•	to provide for a successor trustee.

The Senior Debt Indenture also permits CMS Energy and the trustee to enter into supplemental indentures without the consent of the holders of the Senior Debt Securities issued under the Senior Debt Indenture:

•	to cure any ambiguity or to correct or supplement any provision in the Senior Debt Indenture or any supplemental indenture that may be defective or inconsistent with any other provision contained in the Senior Debt Indenture or any supplemental indenture, or to make such other provisions as CMS Energy may deem necessary or desirable, with respect to matters arising under the Senior Debt Indenture, provided that no such action shall adversely affect the interests of the holders of the Senior Debt Securities of any series appertaining thereto; and
•	to establish the form and terms of any series of securities under the Senior Debt Indenture.

The Subordinated Debt Indenture also permits CMS Energy and the trustee to enter into supplemental indentures without the consent of the holders of the Subordinated Debt Securities issued under the Subordinated Debt Indenture:

•	to correct any mistake, cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the Subordinated Debt Indenture (including any supplemental indenture); provided that such modification or amendment does not adversely affect the interests of the holders of the Subordinated Debt Securities in any material respect, as evidenced by an officers’ certificate; provided, further, that any amendment or supplement made solely to conform the provisions of the Subordinated Debt Indenture and the forms or terms of the Subordinated Debt Securities of any series to the description of such series of Subordinated Debt Securities set forth in the applicable prospectus or prospectus supplement, offering memorandum or other document used in connection with the offer or sale of such series of Subordinated Debt Securities will not be deemed to adversely affect the interests of the holders of any Subordinated Debt Securities, as evidenced by an officers’ certificate;

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•	to make any provision with respect to matters or questions arising under the Subordinated Debt Indenture that CMS Energy may deem necessary or desirable and that shall not be inconsistent with provisions of the Subordinated Debt Indenture; provided, that such change or modification does not, in the good faith opinion of CMS Energy, as evidenced by an officers’ certificate, adversely affect the interests of the holders of the Subordinated Debt Securities in any material respect;
•	to establish the form and terms of the Subordinated Debt Securities of any series as permitted by the Subordinated Debt Indenture (including, without limitation, to add to, modify or otherwise amend any provision of the Subordinated Debt Indenture so long as such addition, modification or amendment applies only to the Subordinated Debt Securities of such series);
•	to surrender any right or power conferred upon CMS Energy;
•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the Subordinated Debt Indenture under the Trust Indenture Act of 1939, as amended;
•	to add guarantees of obligations under the Subordinated Debt Securities;
•	to modify, amend or replace, in whole or in part, the subordination provisions of the Subordinated Debt Indenture in connection with the creation and issuance of any Subordinated Debt Securities of any series (but not with respect to any outstanding Subordinated Debt Securities expressly made subject to such subordination provisions);
•	to add any additional events of default with respect to all or any series of Subordinated Debt Securities;
•	to change or eliminate any other provisions of the Subordinated Debt Indenture to such extent as shall be necessary or desirable to permit or facilitate the issuance, legending, registration, transfer or exchange, redemption or repurchase of Subordinated Debt Securities in the form of global securities, including to comply with the rules, practices and procedures of any depository (and related procedures);
•	to change or eliminate any of the provisions of the Subordinated Debt Indenture, provided that any such change or elimination shall become effective only when there is no Subordinated Debt Security outstanding of any series created prior to the execution of the supplemental indenture effecting such change or elimination which is entitled to the benefit of such provision (or such change or elimination only applies to a new series of Subordinated Debt Securities being established or created); and
•	to provide for or confirm the issuance of additional Subordinated Debt Securities of any series in accordance with the terms of the Subordinated Debt Indenture.

Each CMS Energy Indenture also permits CMS Energy and the relevant trustee, with the consent of the holders of a majority in aggregate principal amount of the CMS Energy Debt Securities of all series then outstanding and affected (voting as one class), to enter into one or more supplemental indentures to change in any manner the provisions of the applicable CMS Energy Indenture or modify in any manner the rights of the holders of the CMS Energy Debt Securities of each such affected series issued under the relevant indenture; provided, that no such supplemental indenture shall:

•	change the time of payment of the principal of such CMS Energy Debt Security;
•	reduce the principal amount or amount payable upon redemption, if any, of such CMS Energy Debt Security;
•	reduce the rate or change the time of payment of interest on such CMS Energy Debt Security;
•	change the currency of payment of principal of or interest on such CMS Energy Debt Security;
•	reduce the amount payable on any securities issued originally at a discount upon acceleration or provable in bankruptcy; or
•	impair the right to institute suit for the enforcement of any payment on any CMS Energy Debt Security when due.

In addition, no such supplemental indenture may reduce the percentage in principal amount of the CMS Energy Debt Securities of the affected series, the consent of whose holders is required for any such supplemental indenture or for any waiver provided for in the applicable CMS Energy Indenture.

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Prior to the acceleration of the maturity of any CMS Energy Debt Security, the holders, voting as one class, of a majority in aggregate principal amount of the CMS Energy Debt Securities of all series then outstanding with respect to which a default or event of default shall have occurred and be continuing may on behalf of the holders of all such affected CMS Energy Debt Securities waive any past default or event of default and its consequences, except a default or an event of default in respect of the payment of the principal of or interest on any CMS Energy Debt Security of such series or in respect of a covenant or provision of the applicable CMS Energy Indenture or of any CMS Energy Debt Security that cannot be modified or amended without the consent of the holder of each CMS Energy Debt Security affected.

Defeasance, Covenant Defeasance and Discharge

Each CMS Energy Indenture provides that, at the option of CMS Energy:

•	CMS Energy will be discharged from all obligations in respect of the CMS Energy Debt Securities of a particular series then outstanding (except for certain obligations to register the transfer or exchange of the CMS Energy Debt Securities of such series, to replace stolen, lost or mutilated CMS Energy Debt Securities of such series, to maintain paying agencies and to maintain the trust described below); or
•	CMS Energy need not comply with certain restrictive covenants of the relevant CMS Energy Indenture (including those described under “Consolidation, Merger or Sale of Assets” above),

if CMS Energy in each case irrevocably deposits in trust with the relevant trustee money or Government Obligations (as defined in the CMS Energy Indentures), maturing as to principal and interest at such times and in such amounts as will insure the availability of money, or a combination of money and Government Obligations, sufficient in the opinion of a nationally recognized firm of independent public accountants to pay all the principal and interest on the CMS Energy Debt Securities of such series, and any sinking fund payment, on the stated maturities of such CMS Energy Debt Securities in accordance with the terms thereof.

To exercise this option, CMS Energy is required to deliver to the relevant trustee an opinion of independent counsel to the effect that:

•	the exercise of such option would not cause the holders of the CMS Energy Debt Securities of such series to recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and such holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and
•	in the case of a discharge, such opinion shall also be to the effect that (i) a ruling to the same effect has been received from or published by the Internal Revenue Service or (ii) since the date of the CMS Energy Indenture there has been a change in the applicable United States federal income tax law.

In accordance with the Senior Debt Indenture, in the event:

•	CMS Energy exercises its option to effect a covenant defeasance with respect to the Senior Debt Securities of a particular series as described above;
•	the Senior Debt Securities of a particular series are thereafter declared due and payable because of the occurrence of any event of default other than an event caused by failing to comply with the covenants which are defeased; or
•	the amount of money and securities on deposit with the relevant trustee would be insufficient to pay amounts due on the Senior Debt Securities of a particular series at the time of the acceleration resulting from such event of default,

CMS Energy would remain liable for such amounts.

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In accordance with the Subordinated Debt Indenture, at the option of CMS Energy, CMS Energy will also be discharged from all obligations under the Subordinated Debt Indenture and the Subordinated Debt Indenture shall cease to be of further effect (except for certain obligations, including to register the transfer of or exchange the Subordinated Debt Securities of a particular series, to replace stolen, lost or mutilated Subordinated Debt Securities of a particular series, to maintain paying agencies and to maintain the trust described below) if:

•	all the Subordinated Debt Securities of a particular series that have not been paid in full and delivered to the relevant trustee for cancellation shall have become due and payable, or by their terms become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the relevant trustee;
•	CMS Energy irrevocably deposits in trust with the relevant trustee money and/or securities backed by the full faith and credit of the United States that, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal and interest on the Subordinated Debt Securities of a particular series on each date that such principal or interest, if any, is due in accordance with the terms thereof;
•	CMS Energy has paid all other sums payable under the Subordinated Debt Indenture; and
•	the relevant trustee receives an officers’ certificate and opinion of counsel stating that all conditions precedent in the Subordinated Debt Indenture relating to satisfaction and discharge thereof have been complied with.

Governing Law

Each CMS Energy Indenture is, and the CMS Energy Debt Securities will be, governed by, and construed in accordance with, the laws of the State of Michigan unless the laws of another jurisdiction shall mandatorily apply; provided, however, that, with respect to the Subordinated Debt Indenture, the rights, duties and obligations of the trustee are governed and construed in accordance with the laws of the State of New York.

Senior Debt Securities

The Senior Debt Securities will be issued under the Senior Debt Indenture and will rank on an equal basis with all other unsecured debt of CMS Energy except subordinated debt.

Subordinated Debt Securities

The Subordinated Debt Securities will be issued under the Subordinated Debt Indenture and will rank subordinated and junior in right of payment in full, to the extent set forth in the Subordinated Debt Indenture, to all Senior Indebtedness (as defined below) of CMS Energy.

If CMS Energy defaults in the payment of principal of, or interest or premium on, any Senior Indebtedness when it becomes due and payable or in the event any judicial proceeding is pending with respect to any such default, then, unless and until the default is cured or waived or ceases to exist, CMS Energy cannot make a payment with respect to the principal of, or interest or premium on, any Subordinated Debt Securities or acquire any Subordinated Debt Securities. In addition, upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, CMS Energy cannot make a payment with respect to the principal of, or interest or premium on, any Subordinated Debt Securities or acquire any Subordinated Debt Securities unless and until all principal of, and interest and premium on, such Senior Indebtedness has been paid in full or such payment has been duly provided for in cash in a manner satisfactory to the holders of such Senior Indebtedness. The provisions of the Subordinated Debt Indenture described in this paragraph, however, do not prevent CMS Energy from making payments in CMS Energy capital stock or in warrants, rights or options to acquire CMS Energy capital stock.

If there is any dissolution, winding up, liquidation, reorganization, bankruptcy, insolvency or similar proceeding with respect to CMS Energy, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment (or any distribution of assets, in cash, property or securities) may be made to any holders of Subordinated Debt Securities. The consolidation of CMS Energy with, or the merger of CMS Energy into, another corporation or the liquidation or dissolution of CMS Energy following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in the Subordinated Debt Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for purposes of the subordination provisions of the Subordinated Debt Indenture, if such other corporation, as part of such consolidation, merger, conveyance or transfer, complies with the conditions under the Subordinated Debt Indenture.

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If the trustee or any holder of any Subordinated Debt Securities receives any payment or distribution on account of such Subordinated Debt Securities after the occurrence of an event described in the prior two paragraphs but before all of such affected Senior Indebtedness is paid in full (or any applicable declaration of acceleration thereof shall have been rescinded or annulled or any such applicable payment default shall have been cured or waived or cease to exist), then that payment or distribution shall be paid over and delivered to the holders of Senior Indebtedness at the time outstanding until such Senior Indebtedness is paid in full (other than money or government obligations previously deposited in trust with the trustee in connection with the satisfaction and discharge of the Subordinated Debt Indenture).

The holders of Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to the Senior Indebtedness until all amounts owing on Subordinated Debt Securities shall be paid in full.

The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the trustee or the holders of the Subordinated Debt Securities, without impairing or releasing the subordination provided in the Subordinated Debt Indenture:

•	change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding;
•	sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;
•	release any person liable in any manner for the collection for such Senior Indebtedness; or
•	exercise or refrain from exercising any rights against CMS Energy and any other person.

The failure to make a payment on account of principal of or interest or premium on any Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Debt Indenture shall not be construed as preventing the occurrence of an event of default with respect to such Subordinated Debt Securities. The failure to make any payment on any Subordinated Debt Securities due to the subordination provisions in the Subordinated Debt Indenture shall not impair the absolute and unconditional obligation of CMS Energy to pay to the holders of such Subordinated Debt Securities the principal of, and interest and premium on, such Subordinated Debt Securities as and when the same shall become due and payable in accordance with their terms. Nothing in the Subordinated Debt Indenture (i) is intended to or shall affect the relative rights of the holders of any Subordinated Debt Securities and the creditors of CMS Energy other than holders of Senior Indebtedness or (ii) shall prevent the trustee or any holder of any Subordinated Debt Securities from exercising all remedies otherwise permitted by applicable law upon default, subject to the rights of holders of Senior Indebtedness in respect of cash, property or securities of CMS Energy received upon exercise of such remedy.

“Senior Indebtedness” means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Subordinated Debt Indenture or thereafter incurred, created or assumed:

•	indebtedness of CMS Energy for money borrowed by CMS Energy or evidenced by debentures, notes, bankers’ acceptances or other corporate debt securities, or similar instruments issued by CMS Energy (in each case, other than Subordinated Debt Securities);
•	all capital lease obligations of CMS Energy;
•	all obligations of CMS Energy issued or assumed as the deferred purchase price of property, all conditional sale obligations of CMS Energy and all obligations of CMS Energy under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
•	obligations with respect to letters of credit;

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•	all indebtedness of others of the type referred to in the four preceding bullet points assumed by or guaranteed in any manner by CMS Energy or in effect guaranteed by CMS Energy;
•	all obligations of the type referred to in the five preceding bullet points of other persons secured by any lien on any property or asset of CMS Energy (whether or not such obligation is assumed by CMS Energy) (subject to certain exceptions); or
•	renewals, extensions or refundings of any of the indebtedness referred to in the preceding six bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same or the assumption or guarantee of the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the Subordinated Debt Securities.

The Subordinated Debt Indenture does not limit the total amount of Senior Indebtedness that may be issued.

Conversion Rights

If the prospectus supplement so provides, the holders of CMS Energy Debt Securities may convert such CMS Energy Debt Securities into CMS Energy Common Stock at the option of the holders at the principal amount thereof, or of such portion thereof, at any time during the period specified in the prospectus supplement, at the conversion price or conversion rate specified in the prospectus supplement, except that, with respect to any CMS Energy Debt Securities (or portion thereof) called for redemption, such conversion right shall terminate at the close of business on the fifteenth day prior to the date fixed for redemption of such CMS Energy Debt Security, unless CMS Energy shall default in payment of the amount due upon redemption thereof.

The conversion price or conversion rate will be adjusted in certain events, including if CMS Energy:

•	pays a dividend or makes a distribution in shares of CMS Energy Common Stock;
•	subdivides its outstanding shares of CMS Energy Common Stock into a greater number of shares;
•	combines its outstanding shares of CMS Energy Common Stock into a smaller number of shares;
•	pays a dividend or makes a distribution on its CMS Energy Common Stock other than in shares of its CMS Energy Common Stock;
•	issues by reclassification of its shares of CMS Energy Common Stock any shares of its capital stock;
•	issues any rights or warrants to all holders of shares of its CMS Energy Common Stock entitling them (for a period expiring within 45 days after the relevant record date, or such other period as may be specified in the prospectus supplement) to purchase shares of CMS Energy Common Stock (or Convertible Securities as defined in the CMS Energy Indentures) at a price per share less than the Average Market Price (as defined in the CMS Energy Indentures); or
•	distributes to all holders of shares of its CMS Energy Common Stock any assets or debt securities or any rights or warrants to purchase securities;

provided, that no adjustment shall be made under the last two bullet points above if the adjusted conversion price would be higher than, or the adjusted conversion rate would be less than, the conversion price or conversion rate, as the case may be, in effect prior to such adjustment.

CMS Energy may reduce the conversion price or increase the conversion rate, temporarily or otherwise, by any amount, but in no event shall such adjusted conversion price or conversion rate result in shares of CMS Energy Common Stock being issuable upon conversion of the CMS Energy Debt Securities if converted at the time of such adjustment at an effective conversion price per share less than the par value of the CMS Energy Common Stock at the time such adjustment is made. No adjustments in the conversion price or conversion rate need be made unless the adjustment would require an increase or decrease of at least 1% in the initial conversion price or conversion rate. Any adjustment that is not made shall be carried forward and taken into account in any subsequent adjustment. The foregoing conversion provisions may be modified to the extent set forth in the prospectus supplement.

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Description of Stock Purchase Contracts and Stock Purchase Units

CMS Energy may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from CMS Energy, and CMS Energy to sell to the holders, a specified number of shares of CMS Energy Common Stock at a future date or dates. The price per share of CMS Energy Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as part of Stock Purchase Units consisting of a Stock Purchase Contract and Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares or debt obligations of third parties, including U.S. Treasury securities, or other securities, securing the holders’ obligations to purchase the CMS Energy Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require CMS Energy to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or refunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

CONSUMERS

Introduction

Specific terms of Consumers’ debt securities (the “Consumers Offered Securities” or the “Consumers Debt Securities”), consisting of senior notes or first mortgage bonds, or any combination of these securities, for which this prospectus is being delivered, will be set forth in an accompanying prospectus supplement or supplements. The prospectus supplement will set forth with regard to the particular Consumers Offered Securities, without limitation, the designation, the total principal amount, the denomination, the maturity, the premium, if any, any exchange, conversion, redemption or sinking fund provisions, any interest rate (which may be fixed or variable), the time or method of calculating any interest payments, the right of Consumers, if any, to defer payment or interest thereon and the maximum length of such deferral, the put options, if any, the public offering price, the ranking, any listing on a securities exchange and other specific terms of the offering.

Consumers Debt Securities

Senior notes will be issued under a senior note indenture dated as of February 1, 1998, as amended and supplemented, with The Bank of New York Mellon, as the senior note trustee (the “Senior Note Indenture”). The first mortgage bonds will be issued under a mortgage indenture dated as of September 1, 1945, as amended and supplemented, with The Bank of New York Mellon, as the mortgage trustee (the “Mortgage Indenture”). The Senior Note Indenture and the Mortgage Indenture are sometimes referred to in this prospectus individually as a “Consumers Indenture” and collectively as the “Consumers Indentures”.

The following briefly summarizes the material provisions of the Consumers Indentures that have been filed with the SEC and incorporated by reference in the Registration Statement of which this prospectus is a part. This summary of the Consumers Indentures is not complete and is qualified in its entirety by reference to the Consumers Indentures. You should read the more detailed provisions of the applicable Consumers Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of Consumers Debt Securities, which will be described in more detail in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, the trustee under the Senior Note Indenture and the Mortgage Indenture will be The Bank of New York Mellon.

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General

The Consumers Indentures provide that Consumers Debt Securities may be issued in one or more series, with different terms, in each case as authorized from time to time by Consumers.

Certain material United States federal income tax consequences and other special considerations applicable to any Consumers Debt Securities issued at a discount will be described in the applicable prospectus supplement.

The applicable prospectus supplement relating to any series of Consumers Debt Securities will describe the specific terms of that series and of the offering. Such terms may include some or all of the following:

•	the designation of such series of Consumers Debt Securities;
•	any limitations on the aggregate principal amount of such series of Consumers Debt Securities;
•	the original issue date for such series and the stated maturity date or dates of such series;
•	the percentage of the principal amount at which the Consumers Debt Securities will be sold and, if applicable, the method of determining the price;
•	the interest rate or rates, or the method of calculation of such rate or rates, for such series of Consumers Debt Securities and the date from which such interest shall accrue;
•	the terms, if any, regarding the optional or mandatory redemption of such series, including redemption date or dates, if any, and the price or prices applicable to such redemption;
•	the form of the Consumers Debt Securities of such series;
•	the maximum annual interest rate, if any, permitted for such series of Consumers Debt Securities;
•	any other information required to complete the debt securities of such series;
•	the establishment of any office or agency pursuant to the terms of the Consumers Indentures where the Consumers Debt Securities may be presented for payment; and
•	any other specific terms of the Consumers Debt Securities of such series.

Concerning the Trustees

The Bank of New York Mellon, the trustee under the Senior Note Indenture for the senior notes and the trustee under the Mortgage Indenture for the first mortgage bonds, is one of a number of banks with which Consumers and its subsidiaries maintain ordinary banking relationships.

Exchange and Transfer

Consumers Debt Securities may be presented for exchange and registered Consumers Debt Securities may be presented for registration of transfer at the office or agency maintained for that purpose subject to the restrictions set forth in the Consumers Debt Security and in the applicable prospectus supplement without service charge but upon payment of any taxes or other governmental charges due in connection with the exchange, subject to any limitations contained in the applicable Consumers Indenture. Consumers Debt Securities in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery as provided in the applicable Consumers Indenture.

Governing Law

Each Consumers Indenture and the Consumers Debt Securities will be governed by, and construed in accordance with, the laws of the State of Michigan unless the laws of another jurisdiction shall mandatorily apply.

Senior Notes

General

The senior notes will be issued under the Senior Note Indenture. The following summary of the terms of the senior notes does not purport to be complete and is qualified in its entirety by express reference to the Senior Note Indenture, which is incorporated by reference herein. They make use of defined terms and are qualified in their entirety by express reference to the cited sections and articles of the Senior Note Indenture.

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Payment

Payments of principal of and any interest on senior notes in registered form will be made at the office or agency of the senior note trustee in the Borough of Manhattan, The City of New York or its other designated office. However, at the option of Consumers, payment of any interest may be made by check or by wire transfer. Payment of any interest due on senior notes in registered form will be made to the persons in whose name the senior notes are registered at the close of business on the record date for such interest payments. Payments to be made in any other manner will be specified in the applicable prospectus supplement.

Security; Release Date

Until the Release Date (as described in the next paragraph), the senior notes will be secured by one or more series of Consumers’ first mortgage bonds issued and delivered by Consumers to the senior note trustee. See “First Mortgage Bonds” below. Upon the issuance of a series of senior notes prior to the Release Date, Consumers will simultaneously issue and deliver to the senior note trustee, as security for all senior notes of that series, a series of first mortgage bonds that will have the same stated maturity date and corresponding redemption provisions and will be in the same aggregate principal amount as the series of the senior notes being issued. Any series of first mortgage bonds securing senior notes may, but need not, bear interest. Any payment by Consumers to the senior note trustee of principal of, and interest and/or premium, if any, on, a series of first mortgage bonds will be applied by the senior note trustee to satisfy Consumers’ obligations with respect to principal of, and interest and/or premium, if any, on, the corresponding senior notes.

The “Release Date” will be the date that all first mortgage bonds of Consumers issued and outstanding under the Mortgage Indenture, other than first mortgage bonds securing senior notes, have been retired (at, before or after their maturity) through payment, redemption or otherwise. On the Release Date, the senior note trustee will deliver to Consumers, for cancellation, all first mortgage bonds securing senior notes. Not later than 30 days thereafter, the senior note trustee will provide notice to all holders of senior notes of the occurrence of the Release Date. As a result, on the Release Date, the first mortgage bonds securing senior notes will cease to secure the senior notes. The senior notes will then become unsecured general obligations of Consumers and will rank equally with other unsecured indebtedness of Consumers. Each series of first mortgage bonds that secures senior notes will be secured by a lien on certain property owned by Consumers. See “First Mortgage Bonds—Priority and Security” below. Upon the payment or cancellation of any outstanding senior notes, the senior note trustee will surrender to Consumers for cancellation an equal principal amount of the related series of first mortgage bonds. Consumers will not permit, at any time prior to the Release Date, the aggregate principal amount of first mortgage bonds securing senior notes held by the senior note trustee to be less than the aggregate principal amount of senior notes outstanding. Following the Release Date, Consumers will cause the Mortgage Indenture to be discharged and will not issue any additional first mortgage bonds under the Mortgage Indenture. While Consumers will be precluded after the Release Date from issuing additional first mortgage bonds, it will not be precluded under the Senior Note Indenture or senior notes from issuing or assuming other secured debt, or incurring liens on its property, except to the extent indicated under “—Certain Covenants of Consumers—Limitation on Liens” below.

Events of Default

The following constitute events of default under senior notes of any series:

•	failure to pay principal of and premium, if any, on any senior note of such series when due;
•	failure to pay interest on any senior note of such series when due for 60 days;
•	failure to perform any other covenant or agreement of Consumers in the Senior Note Indenture or in the senior notes of such series for 90 days after written notice to Consumers by the senior note trustee or the holders of at least 33% in aggregate principal amount of the outstanding senior notes;
•	prior to the Release Date, a default under the Mortgage Indenture has occurred and is continuing; provided, however, that the waiver or cure of such default and the rescission and annulment of the consequences under the Mortgage Indenture will be a waiver of the corresponding event of default under the Senior Note Indenture and a rescission and annulment of the consequences under the Senior Note Indenture; and

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•	certain events of bankruptcy, insolvency, reorganization, assignment or receivership of Consumers.

If an event of default occurs and is continuing, either the senior note trustee or the holders of a majority in aggregate principal amount of the outstanding senior notes may declare the principal amount of all senior notes to be due and payable immediately.

The senior note trustee generally will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the holders of senior notes of such series unless those holders have offered to the senior note trustee reasonable security or indemnity. Subject to certain limitations contained in the Senior Note Indenture, the holders of a majority in aggregate principal amount of the outstanding senior notes of such series generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior note trustee or of exercising any trust or power conferred on the senior note trustee. The holders of a majority in aggregate principal amount of the outstanding senior notes of such series generally will have the right to waive any past default or event of default (other than a payment default) on behalf of all holders of senior notes of such series.

No holder of senior notes of a series may institute any action against Consumers under the Senior Note Indenture unless:

•	that holder gives to the senior note trustee written notice of default and its continuance;
•	the holders of a majority in aggregate principal amount of senior notes of such series then outstanding affected by that event of default request the senior note trustee to institute such action;
•	that holder has offered the senior note trustee reasonable indemnity; and
•	the senior note trustee shall not have instituted such action within 60 days of such request.

Furthermore, no holder of senior notes will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of senior notes of such series.

Within 90 days after the occurrence of a default with respect to the senior notes of a series, the senior note trustee must give the holders of the senior notes of such series notice of any such default known to the senior note trustee, unless cured or waived. The senior note trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so except in the case of default in the payment of principal of, and interest and/or premium, if any, on, any senior notes of such series. Consumers is required to deliver to the senior note trustee each year a certificate as to whether or not, to the knowledge of the officer signing such certificate, Consumers is in compliance with the conditions and covenants under the Senior Note Indenture.

Modification

Except as described below, Consumers and the senior note trustee cannot modify and amend the Senior Note Indenture without the consent of the holders of a majority in aggregate principal amount of the outstanding affected senior notes. Consumers and the senior note trustee cannot modify or amend the Senior Note Indenture without the consent of the holder of each outstanding senior note of such series to:

•	change the maturity date of any senior note of such series;
•	reduce the rate (or change the method of calculation thereof) or extend the time of payment of interest on any senior note of such series;
•	reduce the principal amount of, or premium payable on, any senior note of such series;
•	change the coin or currency of any payment of principal of, and interest and/or premium on, any senior note of such series;
•	change the date on which any senior note of such series may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any senior note of such series; or

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•	impair the interest of the senior note trustee in the first mortgage bonds securing the senior notes of such series held by it or, prior to the Release Date, reduce the principal amount of any series of first mortgage bonds securing the senior notes of such series to an amount less than the principal amount of the related series of senior notes or alter the payment provisions of such first mortgage bonds in a manner adverse to the holders of the senior notes.

Consumers and the senior note trustee cannot modify or amend the Senior Note Indenture without the consent of all holders of the senior notes to (i) modify the bullet points in the prior paragraph or (ii) reduce the percentage of senior notes the holders of which are required to consent to any such modification or amendment or waive any event of default to less than a majority.

Consumers and the senior note trustee can modify and amend the Senior Note Indenture without the consent of the holders in certain cases, including:

•	to supply omissions, cure ambiguities or correct defects, which actions, in each case, are not inconsistent with the Senior Note Indenture or prejudicial to the interests of the holders in any material respect;
•	to add to the covenants of Consumers for the benefit of the holders or to surrender a right conferred on Consumers in the Senior Note Indenture;
•	to add further security for the senior notes of such series;
•	to add provisions permitting Consumers to be released with respect to one or more series of outstanding senior notes from its obligations under the covenants upon satisfaction of conditions with respect to such series of senior notes; or
•	to make any other change that is not prejudicial to the holders of senior notes of such series in any material respect.

A supplemental indenture that changes or eliminates any covenant or other provision of the Senior Note Indenture (or any supplemental indenture) that has expressly been included solely for the benefit of one or more series of senior notes, or that modifies the rights of the holders of senior notes of such series with respect to such covenant or provision, will be deemed not to affect the rights under the Senior Note Indenture of the holders of senior notes of any other series.

Defeasance and Discharge

The Senior Note Indenture provides that Consumers will be discharged from any and all obligations in respect to the senior notes of such series and the Senior Note Indenture (except for certain obligations such as obligations to register the transfer or exchange of senior notes, replace stolen, lost or mutilated senior notes and maintain paying agencies) if, among other things, Consumers irrevocably deposits with the senior note trustee, in trust for the benefit of holders of senior notes of such series, money or certain United States government obligations, or any combination of money and government obligations. The payment of interest and principal on the deposits in accordance with their terms must provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the senior notes on the dates such payments are due in accordance with the terms of the Senior Note Indenture and the senior notes of such series. If all of the senior notes of such series are not due within 90 days of such deposit by redemption or otherwise, Consumers must also deliver to the senior note trustee an opinion of counsel to the effect that the holders of the senior notes of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of that defeasance or discharge of the Senior Note Indenture. Thereafter, the holders of senior notes must look only to the deposit for payment of the principal of, and interest and any premium on, the senior notes.

Consolidation, Merger and Sale or Disposition of Assets

Consumers may not consolidate with or merge into another corporation, or sell or otherwise dispose of its properties as or substantially as an entirety to any person, unless among other things:

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•	the new corporation or person is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;
•	the new corporation or person assumes the due and punctual payment of the principal of and premium and interest on all the senior notes and the performance of every covenant of the Senior Note Indenture to be performed or observed by Consumers; and
•	prior to the Release Date, the new corporation or person assumes Consumers’ obligations under the Mortgage Indenture with respect to first mortgage bonds securing senior notes.

The conveyance or other transfer by Consumers of:

•	all or any portion of its facilities for the generation of electric energy;
•	all of its facilities for the transmission of electric energy; or
•	all of its facilities for the distribution of natural gas;

in each case considered alone or in any combination with properties described in such bullet points, will not be considered a conveyance or other transfer of all the properties of Consumers as or substantially as an entirety.

Certain Covenants of Consumers

Limitation on Liens

So long as any senior notes are outstanding, Consumers may not issue, assume, guarantee or permit to exist after the Release Date any debt that is secured by any mortgage, security interest, pledge or lien (each, a “Lien”) on any operating property of Consumers, whether owned at the date of the Senior Note Indenture or thereafter acquired, without in any such case effectively securing the senior notes (together with, if Consumers shall so determine, any other indebtedness of Consumers ranking equally with the senior notes) equally and ratably with such debt (but only so long as such debt is so secured). The foregoing restriction will not apply to indebtedness secured by:

•	Liens on any operating property existing at the time of its acquisition (which Liens may also extend to subsequent repairs, alterations and improvements to such operating property);
•	Liens on operating property of a corporation existing at the time such corporation is merged into or consolidated with, or such corporation disposes of its properties (or those of a division) as or substantially as an entirety to, Consumers;
•	Liens on operating property to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of construction or development or substantial repair, alteration or improvement;
•	Liens in favor of any state or any department, agency or instrumentality or political subdivision of any state, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any debt (including, without limitation, obligations of Consumers with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or developing or substantially repairing, altering or improving operating property of Consumers; or
•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the first four bullet points above; provided, however, that the principal amount of debt secured thereby and not otherwise authorized by the first four bullet points above, inclusive, shall not exceed the principal amount of debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

These restrictions will not apply to the issuance, assumption or guarantee by Consumers of debt secured by a Lien that would otherwise be subject to the foregoing restrictions up to an aggregate principal amount that, together with the principal amount of all other secured debt of Consumers (not including secured debt permitted under any of the foregoing exceptions) and the value of sale and lease-back transactions existing at such time (other than sale and lease-back transactions the proceeds of which have been applied to the retirement of certain indebtedness, sale and lease-back transactions in which the property involved would have been permitted to be subjected to a Lien under any of the bullet points above and sale and lease-back transactions that are permitted by the first sentence of “Limitation on Sale and Leaseback Transactions” below), does not exceed the greater of 15% of net tangible assets or 15% of capitalization.

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Limitation on Sale and Leaseback Transactions

So long as senior notes are outstanding, Consumers may not enter into or permit to exist after the Release Date any sale and lease-back transaction with respect to any operating property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser’s commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of such operating property or the placing in operation of such operating property or of such operating property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if:

•	Consumers would be entitled under any of the provisions described in the bullet points set forth under “Limitation on Liens” above to issue, assume, guarantee or permit to exist debt secured by a Lien on such operating property without equally and ratably securing the senior notes;
•	after giving effect to such sale and lease-back transaction, Consumers could incur, pursuant to the provisions described in the second paragraph under “Limitation on Liens” above, at least $1.00 of additional debt secured by Liens (other than Liens permitted by the preceding bullet point); or
•	Consumers applies within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value) thereof, and, otherwise, an amount equal to the fair value (as determined by its board of directors) of the operating property so leased to the retirement of senior notes or other debt of Consumers ranking senior to, or equally with, the senior notes, subject to reduction for senior notes and such debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at maturity.

Voting of Senior Note Mortgage Bonds Held by the Senior Note Trustee

The senior note trustee, as the holder of first mortgage bonds securing senior notes, will attend any meeting of bondholders under the Mortgage Indenture, or, at its option, will deliver its proxy in connection therewith as it relates to matters with respect to which it is entitled to vote or consent. So long as no event of default under the Senior Note Indenture has occurred and is continuing, the senior note trustee will vote or consent:

•	in favor of amendments or modifications of the Mortgage Indenture of substantially the same tenor and effect as follows:

•	to eliminate the maintenance and replacement fund and to recover amounts of net property additions previously applied in satisfaction thereof so that the same would become available as a basis for the issuance of first mortgage bonds;
•	to eliminate sinking funds or improvement funds and to recover amounts of net property additions previously applied in satisfaction thereof so that the same would become available as a basis for the issuance of first mortgage bonds;
•	to eliminate the restriction on the payment of dividends on common stock and to eliminate the requirements in connection with the periodic examination of the mortgaged and pledged property by an independent engineer;
•	to permit first mortgage bonds to be issued under the Mortgage Indenture in a principal amount equal to 70% of unfunded net property additions instead of 60%, to permit sinking funds or improvement funds requirements (to the extent not otherwise eliminated) under the Mortgage Indenture to be satisfied by the application of net property additions in an amount equal to 70% of such additions instead of 60%, and to permit the acquisition of property subject to certain liens prior to the lien of the Mortgage Indenture if the principal amount of indebtedness secured by such liens does not exceed 70% of the cost of such property instead of 60%;

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•	to eliminate requirements that Consumers deliver a net earnings certificate for any purpose under the Mortgage Indenture;
•	to raise the minimum dollar amount of insurance proceeds on account of loss or damage that must be payable to the senior note trustee from $50,000 to an amount equal to the greater of (i) $5,000,000 and (ii) 3% of the total principal amount of first mortgage bonds outstanding;
•	to increase the amount of the fair value of property that may be sold or disposed of free from the lien of the Mortgage Indenture, without any release or consent by the mortgage trustee, from not more than $25,000 in any calendar year to not more than an amount equal to the greater of (i) $5,000,000 and (ii) 3% of the total principal amount of first mortgage bonds then outstanding;
•	to permit certain mortgaged and pledged property to be released from the lien of the Mortgage Indenture if, in addition to certain other conditions, the senior note trustee receives purchase money obligations of not more than 70% of the fair value of such property instead of 60% and to eliminate the further requirement for the release of such property that the aggregate principal amount of purchase money obligations held by the mortgage trustee not exceed 20% of the principal amount of first mortgage bonds outstanding; and
•	to eliminate the restriction prohibiting the mortgage trustee from applying cash held by it pursuant to the Mortgage Indenture to the purchase of bonds not otherwise redeemable at a price exceeding 110% of the principal of such bonds, plus accrued interest; and

•	with respect to any other amendments or modifications of the Mortgage Indenture, as follows: the senior note trustee shall vote all first mortgage bonds securing senior notes then held by it, or consent with respect thereto, proportionately with the vote or consent of the holders of all other first mortgage bonds outstanding under the Mortgage Indenture, the holders of which are eligible to vote or consent; however, the senior note trustee will not vote in favor of, or consent to, any amendment or modification of the Mortgage Indenture that, if it were an amendment or modification of the Senior Note Indenture, would require the consent of holders of senior notes (as described under “Modification” above) without the prior consent of holders of senior notes that would be required for such an amendment or modification of the Senior Note Indenture.

Concerning the Senior Note Trustee

The Bank of New York Mellon is both the senior note trustee under the Senior Note Indenture and the mortgage trustee under the Mortgage Indenture. The Senior Note Indenture provides that Consumers’ obligations to compensate the senior note trustee and reimburse the senior note trustee for expenses, disbursements and advances will constitute indebtedness that will be secured by a lien generally prior to that of the senior notes upon all property and funds held or collected by the senior note trustee as such.

First Mortgage Bonds

General

The first mortgage bonds issued either alone or securing senior notes or other obligations will be issued under the Mortgage Indenture. The following summary of the terms of the first mortgage bonds does not purport to be complete and is qualified in its entirety by all of the provisions of the Mortgage Indenture, which is incorporated by reference herein. They make use of defined terms and are qualified in their entirety by express reference to the Mortgage Indenture, a copy of which will be available upon request to the mortgage trustee (or, in the case of first mortgage bonds being issued to secure senior notes, the request should be made to the senior note trustee).

First mortgage bonds securing senior notes are to be issued under the Mortgage Indenture as security for Consumers’ obligations under the Senior Note Indenture and will be immediately delivered to and registered in the name of the senior note trustee. The first mortgage bonds securing senior notes will be issued as security for senior notes of a series and will secure the senior notes of that series until the Release Date. The Senior Note Indenture provides that the senior note trustee shall not transfer any first mortgage bonds securing senior notes except to a successor trustee, to Consumers (as provided in the Senior Note Indenture) or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of Consumers. The senior note trustee shall generally vote the first mortgage bonds securing senior notes proportionately with what it believes to be the vote of all other first mortgage bonds then outstanding except in connection with certain amendments or modifications of the Mortgage Indenture, as described under “Senior Notes—Voting of Senior Note Mortgage Bonds Held by the Senior Note Trustee” above.

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First mortgage bonds securing senior notes will correspond to the senior notes of the related series in respect of principal amount, interest rate, maturity date and redemption provisions. Upon payment of the principal or premium, if any, or interest on senior notes of a series, the related first mortgage bonds in a principal amount equal to the principal amount of such senior notes will, to the extent of such payment of principal, premium or interest, be deemed fully paid and the obligation of Consumers to make such payment shall be discharged.

Payment

Payments of principal of and any interest on first mortgage bonds in registered form will be made at the office or agency of Consumers in the Borough of Manhattan, The City of New York or its other designated office.

Priority and Security

The first mortgage bonds issued either alone or securing senior notes of any series will rank equally as to security with first mortgage bonds of other series now outstanding or issued later under the Mortgage Indenture. This security is a direct first lien on substantially all of Consumers’ property and franchises (other than certain property expressly excluded from the lien (such as cash, bonds, stock and certain other securities, contracts, accounts and bills receivables, judgments and other evidences of indebtedness, stock in trade, materials or supplies manufactured or acquired for the purpose of sale and/or resale in the usual course of business or consumable in the operation of any of the properties of Consumers, natural gas, oil and minerals, and motor vehicles)). This lien is subject to excepted encumbrances (and certain other limitations) as defined and described in the Mortgage Indenture. The Mortgage Indenture permits, with certain limitations, the acquisition of property subject to prior liens and, under certain conditions, permits the issuance of additional indebtedness under such prior liens to the extent of 60% of net property additions made by Consumers to the property subject to such prior liens.

Release and Substitution of Property

The Mortgage Indenture provides that, subject to various limitations, property may be released from the lien thereof when sold or exchanged, or contracted to be sold or exchanged, upon the basis of:

•	cash deposited with the mortgage trustee;
•	first mortgage bonds or purchase money obligations delivered to the mortgage trustee;
•	prior lien bonds delivered to the mortgage trustee or reduced or assumed by the purchaser;
•	property additions acquired in exchange for the property released; or
•	a showing that unfunded net property additions exist.

The Mortgage Indenture also permits the withdrawal of cash upon a showing that unfunded net property additions exist or against the deposit of first mortgage bonds or the application thereof to the retirement of first mortgage bonds.

Modification of Mortgage Indenture

The Mortgage Indenture, the rights and obligations of Consumers and the rights of the first mortgage bondholders may be modified through a supplemental indenture by Consumers with the consent of the holders of not less than 75% in principal amount of the first mortgage bonds and of not less than 60% in principal amount of each series affected. In general, however, no modification of the terms of payment of principal or interest is effective against any first mortgage bondholder without the first mortgage bondholder’s consent, and no modification affecting the lien or reducing the percentage required for modification is effective without the consent of all first mortgage bondholders. Consumers has reserved the right without any consent or other action by the holders of first mortgage bonds of any series or by the holder of any senior note or exchange note that is secured by first mortgage bonds to amend the Mortgage Indenture in order to substitute a majority in principal amount of first mortgage bonds outstanding under the Mortgage Indenture for the 75% requirement set forth above (and then only in respect of such series of outstanding first mortgage bonds as shall be affected by the proposed action) and to eliminate the requirement for a series-by-series consent requirement.

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Concerning the Mortgage Trustee

The Bank of New York Mellon is both the mortgage trustee under the Mortgage Indenture and the senior note trustee under the Senior Note Indenture. The Mortgage Indenture provides that Consumers’ obligations to compensate the mortgage trustee and reimburse the mortgage trustee for expenses, disbursements and advances will constitute indebtedness that will be secured by a lien generally prior to that of the first mortgage bonds upon all property and funds held or collected by the mortgage trustee as such.

Defaults

The Mortgage Indenture defines the following as defaults:

●	failure to pay principal when due;

●	failure to pay interest for 60 days;

●	failure to pay any installment of any sinking or other purchase fund for 90 days;

●	certain events in bankruptcy, insolvency or reorganization; and

●	failure to perform any other covenant for 90 days following written demand by the mortgage trustee for Consumers to cure such failure.

Consumers has covenanted to pay interest on any overdue principal and (to the extent permitted by law) on overdue installments of interest, if any, on the first mortgage bonds under the Mortgage Indenture at the rate of 6% per year. The Mortgage Indenture does not contain a provision requiring any periodic evidence to be furnished as to the absence of default or as to compliance with the terms thereof. However, Consumers is required by law to furnish annually to the mortgage trustee a certificate as to compliance with all conditions and covenants under the Mortgage Indenture.

The mortgage trustee or the holders of at least 20% in aggregate principal amount of the outstanding first mortgage bonds may declare the principal due on default, but the holders of a majority in aggregate principal amount may rescind such declaration and waive the default if the default has been cured. Subject to certain limitations, the holders of a majority in aggregate principal amount may generally direct the time, method and place of conducting any proceeding for the enforcement of the Mortgage Indenture. No first mortgage bondholder has the right to institute any proceedings relating to the Mortgage Indenture unless that holder shall have given the mortgage trustee written notice of a default, the holders of 20% of outstanding first mortgage bonds shall have tendered to the mortgage trustee reasonable indemnity against costs, expenses and liabilities and requested the mortgage trustee in writing to take action, the mortgage trustee shall have declined to take action or failed to do so within 60 days and no inconsistent directions shall have been given by the holders of a majority in aggregate principal amount of the first mortgage bonds.

BOOK-ENTRY SYSTEM

Unless indicated otherwise in the applicable prospectus supplement, The Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the CMS Energy Offered Securities and the Consumers Offered Securities (collectively, the “Offered Securities”). The Offered Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Offered Security certificate will be issued for each issue of the Offered Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

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DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of Offered Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Offered Securities on DTC’s records. The ownership interest of each actual purchaser of each Offered Security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Offered Securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Offered Securities, except in the event that use of the book-entry system for the Offered Securities is discontinued.

To facilitate subsequent transfers, all Offered Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Offered Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Offered Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Offered Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Offered Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Offered Securities, such as redemptions, tenders, defaults and proposed amendments to the Offered Security documents. For example, Beneficial Owners of Offered Securities may wish to ascertain that the nominee holding the Offered Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners.

Redemption notices shall be sent to DTC. If less than all of the Offered Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Offered Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the applicable Registrant as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Offered Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

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Redemption proceeds, distributions and dividend payments on the Offered Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the applicable Registrant or the agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC, the agent or the applicable Registrant, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable Registrant or the agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its Offered Securities purchased or tendered, through its participant, to the tender or remarketing agent, and shall effect delivery of such Offered Securities by causing the Direct Participant to transfer such participant’s interest in the Offered Securities, on DTC’s records, to such agent. The requirement for physical delivery of Offered Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Offered Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Offered Securities to such agent’s DTC account.

Except as provided in the applicable prospectus supplement, a Beneficial Owner of an Offered Security will not be entitled to receive physical delivery of an Offered Security (except as provided in the next paragraph). Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights with respect to such Beneficial Owner’s interest in an Offered Security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in an Offered Security.

DTC may discontinue providing its services as depository with respect to the Offered Securities at any time by giving reasonable notice to the applicable Registrant or the agent. Under such circumstances, in the event that a successor depository is not obtained, Offered Security certificates are required to be printed and delivered.

The applicable Registrant may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event and subject to DTC’s procedures, Offered Security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that each Registrant believes to be reliable, but no Registrant takes any responsibility for the accuracy thereof.

LEGAL OPINIONS

Opinions as to the legality of certain of the Offered Securities will be rendered for CMS Energy and Consumers by Melissa M. Gleespen, Vice President, Corporate Secretary and Chief Compliance Officer. Certain United States federal income taxation matters may be passed upon for CMS Energy and Consumers by either Carolee Kvoriak, Executive Director of Tax or by special tax counsel to CMS Energy and Consumers, who will be named in the applicable prospectus supplement. Certain legal matters with respect to Offered Securities will be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

The consolidated financial statements of CMS Energy and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the CMS Energy Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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The consolidated financial statements of Consumers and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Consumers Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are:

SEC Registration Fee	*
Accounting Fees and Expenses	**
Trustee Fees and Expenses	**
Legal Fees and Expenses	**
Rating Agency Fees	**
Collateral Agent’s Fees	**
Purchase Contract Agent’s Fees	**
Printing and Delivery Expenses	**
Listing Fees	**
Blue Sky Fees and Expenses	**
Miscellaneous Expenses	**
Total	**

*	To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act.

**	Estimated expenses are not presently known. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

ITEM 15. Indemnification of Directors and Officers.

CMS ENERGY

The following resolution was adopted by CMS Energy’s board of directors on January 27, 2011:

RESOLVED: That, effective January 27, 2011, the Corporation shall indemnify to the full extent permitted by law every person (including the estate, heirs and legal representatives of such person in the event of the decease, incompetency, insolvency or bankruptcy of such person) who is or was a director, officer or employee of the Corporation, or is or was serving at the documented request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all liability, costs, expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement, incurred by or imposed upon the person in connection with or resulting from any claim or any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, investigative or of whatever nature, arising from the person’s service or capacity as, or by reason of the fact that the person is or was, a director, officer or employee of the Corporation or is or was serving at the documented request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such right of indemnification shall not be deemed exclusive of any other rights to which the person may be entitled under statute, bylaw, agreement, vote of shareholders or otherwise.

Article XIII, Section 1 of the CMS Energy Bylaws provides:

The Corporation may purchase and maintain liability insurance, to the full extent permitted by law, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity.

Article VIII of the CMS Energy Articles provides:

A director shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty as a director except (i) for a breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(1) of the Michigan Business Corporation Act, and (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VIII, and no modification to its provisions by law, shall apply to, or have any effect upon, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.

Article IX of the CMS Energy Articles provides:

Each director and each officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director or an officer of the Corporation. Such right of indemnification is not exclusive of any other rights to which such director or officer may be entitled under any now or hereafter existing statute, any other provision of these Articles, bylaw, agreement, vote of shareholders or otherwise. If the Business Corporation Act of the State of Michigan is amended after approval by the shareholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Michigan, as so amended. Any repeal or modification of this Article IX by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Sections 561 through 571 of the Michigan Business Corporation Act provide CMS Energy with the power to indemnify directors, officers, employees and agents against certain expenses and payments, and to purchase and maintain insurance on behalf of directors, officers, employees and agents.

Officers and directors are covered within specified monetary limits by insurance against certain losses arising from claims made by reason of their being directors or officers of CMS Energy or of CMS Energy’s subsidiaries, and CMS Energy’s officers and directors are indemnified against such losses by reason of their being or having been directors of officers of another corporation, partnership, joint venture, trust or other enterprise at CMS Energy’s request. In addition, CMS Energy has indemnified each of its present directors by contracts that contain affirmative provisions essentially similar to those in Sections 561 through 571 of the Michigan Business Corporation Act cited above.

CONSUMERS

The following resolution was adopted by Consumers’ board of directors on January 27, 2011:

RESOLVED: That, effective January 27, 2011, the Company shall indemnify to the full extent permitted by law every person (including the estate, heirs and legal representatives of such person in the event of the decease, incompetency, insolvency or bankruptcy of such person) who is or was a director, officer or employee of the Company, or is or was serving at the documented request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all liability, costs, expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement, incurred by or imposed upon the person in connection with or resulting from any claim or any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, investigative or of whatever nature, arising from the person’s service or capacity as, or by reason of the fact that the person is or was, a director, officer or employee of the Company or is or was serving at the documented request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such right of indemnification shall not be deemed exclusive of any other rights to which the person may be entitled under statute, bylaw, agreement, vote of shareholders or otherwise.

Article XIII, Section 1 of Consumers’ Amended and Restated Bylaws provides:

The Company may purchase and maintain liability insurance, to the full extent permitted by law, on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity.

Article V of the Consumers Articles provides:

A director shall not be personally liable to the Company or its shareholders for monetary damages for breach of duty as a director except (i) for a breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(1) of the Michigan Business Corporation Act, and (iv) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article V, and no modification to its provisions by law, shall apply to, or have any effect upon, the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.

Article VI of the Consumers Articles provides:

Each director and each officer of the Company shall be indemnified by the Company to the fullest extent permitted by law against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director or an officer of the Company. Such right of indemnification is not exclusive of any other rights to which such director or officer may be entitled under any now or hereafter existing statute, any other provision of these Articles, bylaw, agreement, vote of shareholders or otherwise. If the Business Corporation Act of the State of Michigan is amended after approval by the shareholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Michigan, as so amended. Any repeal or modification of this Article VI by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Sections 561 through 571 of the Michigan Business Corporation Act provide Consumers with the power to indemnify directors, officers, employees and agents against certain expenses and payments, and to purchase and maintain insurance on behalf of directors, officers, employees and agents.

Officers and directors are covered within specified monetary limits by insurance against certain losses arising from claims made by reason of their being directors or officers of Consumers or of Consumers’ subsidiaries, and Consumers’ officers and directors are indemnified against such losses by reason of their being or having been directors or officers of another corporation, partnership, joint venture, trust or other enterprise at Consumers’ request. In addition, Consumers has indemnified each of its present directors by contracts that contain affirmative provisions essentially similar to those in Sections 561 through 571 of the Michigan Business Corporation Act cited above.

ITEM 16. Exhibits.

EXHIBIT INDEX

Exhibits listed below that have been previously filed with the SEC are incorporated herein by reference with the same effect as if filed with this Registration Statement.

	Previously Filed
	With File	As Exhibit
Exhibits	Number	Number		Description
1.1*			—	Form of Underwriting Agreement with respect to the Offered Securities
4.1	1-9513	3.1	—	Restated Articles of Incorporation of CMS Energy, effective June 1, 2004, as amended May 22, 2009, together with the Certificate of Designation of 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C, effective June 29, 2021 (Form 10-Q for the quarterly period ended June 30, 2021)
4.2	1-9513	3.2	—	CMS Energy Bylaws, amended and restated effective February 8, 2016 (Form 8-K filed February 8, 2016)
4.3	1-5611	3(c)	—	Restated Articles of Incorporation of Consumers, effective June 7, 2000 (Form 10-K for the fiscal year ended December 31, 2000)
4.4	1-5611	3.2	—	Consumers Bylaws, amended and restated as of January 24, 2013 (Form 8-K filed January 29, 2013)
4.5.1	33-47629	(4)(a)	—	Indenture dated as of September 15, 1992 (“Senior Debt Indenture”) between CMS Energy and NBD Bank, as Trustee (Form S-3 filed May 1, 1992)
				Indentures Supplemental thereto:
4.5.2	1-9513	4.1	—	29th dated as of 3/22/13 (Form 8-K filed March 22, 2013)
4.5.3	1-9513	4.1	—	30th dated as of 2/27/14 (Form 8-K filed February 27, 2014)
4.5.4	1-9513	4.2	—	31st dated as of 2/27/14 (Form 8-K filed February 27, 2014)
4.5.5	1-9513	4.1	—	32nd dated as of 11/9/15 (Form 8-K filed November 9, 2015)
4.5.6	1-9513	4.1	—	33rd dated as of 5/5/16 (Form 8-K filed May 5, 2016)
4.5.7	1-9513	4.1	—	34th dated as of 11/3/16 (Form 8-K filed November 3, 2016)
4.5.8	1-9513	4.1	—	35th dated as of 2/13/17 (Form 8-K filed February 13, 2017)
4.5.9*			—	Form of Senior Debt Securities
4.6.1	1-9513	(4a)	—	Indenture dated as of June 1, 1997 (“Subordinated Debt Indenture”) between CMS Energy and The Bank of New York Mellon, as trustee (Form 8-K filed July 1, 1997)
4.6.2	1-9513	4.5.a	—	5th dated as of 2/13/18 (Form 10-K for the fiscal year ended December 31, 2017)
4.6.3	1-9513	4.1	—	6th dated as of 3/8/18 (Form 8-K filed March 8, 2018)
4.6.4	1-9513	4.1	—	7th dated as of 9/26/18 (Form 8-K filed September 26, 2018)
4.6.5	1-9513	4.1	—	8th dated as of 2/20/19 (Form 8-K filed February 20, 2019)
4.6.6	1-9513	4.1	—	9th dated as of 5/28/20 (Form 8-K filed May 28, 2020)
4.6.7	1-9513	4.1	—	10th dated as of 11/25/20 (Form 8-K filed November 25, 2020)
4.6.8*			—	Form of Subordinated Debt Securities
4.7*			—	Form of Purchase Contract Agreement
4.8*			—	Form of Stock Purchase Unit Agreement
4.9*			—	Form of Deposit Agreement

	Previously Filed
	With File	As Exhibit
Exhibits	Number	Number		Description
4.10.1	2-65973	(b)(1)-4	—	Indenture dated as of September 1, 1945 (“Mortgage Indenture”) between Consumers and The Bank of New York Mellon, as Trustee, including therein indentures supplemental thereto through the Forty-third Supplemental Indenture dated as of May 1, 1979 (Form S-16 filed November 13, 1979)
				Indentures Supplemental thereto:
4.10.2	1-5611	4.2	—	104th dated as of 8/11/05 (Form 8-K filed August 11, 2005)
4.10.3	1-5611	4.1	—	112th dated as of 9/1/10 (Form 8-K filed September 7, 2010)
4.10.4	1-5611	4.1	—	113th dated as of 10/15/10 (Form 8-K filed October 20, 2010)
4.10.5	1-5611	4.1	—	114th dated as of 3/31/11 (Form 8-K filed April 6, 2011)
4.10.6	1-5611	4.1	—	120th dated as of 12/17/12 (Form 8-K filed December 20, 2012)
4.10.7	1-5611	4.1	—	121st dated as of 5/17/13 (Form 8-K filed May 17, 2013)
4.10.8	1-5611	4.1	—	122nd dated as of 8/9/13 (Form 8-K filed August 9, 2013)
4.10.9	1-5611	4.1	—	123rd dated as of 12/20/13 (Form 8-K filed December 27, 2013)
4.10.10	1-5611	4.1	—	124th dated as of 8/18/14 (Form 8-K filed August 18, 2014)
4.10.11	1-5611	4.1	—	125th dated as of 11/6/15 (Form 8-K filed November 6, 2015)
4.10.12	1-5611	4.1	—	126th dated as of 11/23/15 (Form 8-K filed November 25, 2015)
4.10.13	1-5611	4.1	—	127th dated as of 8/10/16 (Form 8-K filed August 10, 2016)
4.10.14	1-5611	4.1	—	128th dated as of 2/22/17 (Form 8-K filed February 22, 2017)
4.10.15	1-5611	4.1	—	129th dated as of 9/28/17 (Form 8-K filed September 28, 2017)
4.10.16	1-5611	4.1	—	130th dated as of 11/15/17 (Form 8-K filed November 15, 2017)
4.10.17	1-5611	4.1	—	131st dated as of 5/14/18 (Form 8-K filed May 14, 2018)
4.10.18	1-5611	4.1	—	132nd dated as of 6/5/18 (Form 8-K filed June 5, 2018)
4.10.19	1-5611	4.1	—	133rd dated as of 10/1/18 (Form 8-K filed October 1, 2018)
4.10.20	1-5611	4.1	—	134th dated as of 11/13/18 (Form 8-K filed November 13, 2018)
4.10.21	1-5611	4.1	—	135th dated as of 5/28/19 (Form 8-K filed May 28, 2019)
4.10.22	1-5611	4.1	—	136th dated as of 9/3/19 (Form 8-K filed September 3, 2019)
4.10.23	1-5611	4.1	—	137th dated as of 9/19/19 (Form 8-K filed September 19, 2019)
4.10.24	1-5611	4.3	—	138th dated as of 10/1/19 (Form 10-Q for the quarterly period ended September 30, 2019)
4.10.25	1-5611	4.1	—	139th dated as of 3/26/20 (Form 8-K filed March 26, 2020)
4.10.26	1-5611	4.1	—	140th dated as of 5/13/20 (Form 8-K filed May 13, 2020)
4.10.27	1-5611	4.1	—	141st dated as of 5/20/20 (Form 8-K filed May 20, 2020)
4.10.28	1-5611	4.1	—	142nd dated as of 10/7/20 (Form 8-K filed October 7, 2020)
4.10.29	1-5611	4.1	—	143rd dated as of 12/14/20 (Form 8-K filed December 14, 2020)
4.10.30	1-5611	4.1	—	144th dated as of 8/12/21 (Form 8-K filed August 12, 2021)
4.10.31	1-5611	4.1	—	145th dated as of 8/11/22 (Form 8-K filed August 11, 2022)

Previously Filed
	With File	As Exhibit
Exhibits	Number	Number		Description
4.10.32	1-5611	4.1	—	146th dated as of 12/14/22 (Form 8-K filed December 15, 2022)
4.10.33	1-5611	4.1	—	147th dated as of 1/10/23 (Form 8-K filed January 10, 2023)
4.10.34	1-5611	4.1	—	148th dated as of 2/23/23 (Form 8-K filed February 23, 2023)
4.10.35*			—	Form of First Mortgage Bond
4.11	1-5611	(4)(c)	—	Indenture dated as of February 1, 1998 (“Senior Note Indenture”) between Consumers and The Bank of New York Mellon, as Trustee (Form 10-K for the fiscal year ended December 31, 1997)
4.11.1*			—	Form of Senior Debt Securities
4.12	333-89363	(4)(f)	—	Instruments defining the rights of security holders, including indentures. Consumers Energy Company hereby agrees to furnish to the SEC upon request a copy of any instrument covering securities the amount of which does not exceed 10% of the total assets of Consumers Energy Company and its subsidiaries on a consolidated basis. (Form S-3 filed October 20, 1999)
5.1			—	Opinion of Melissa M. Gleespen, Vice President, Corporate Secretary and Chief Compliance Officer for CMS Energy, regarding the legality of the CMS Energy Offered Securities and the Consumers Offered Securities
23.1			—	Consent of Melissa M. Gleespen, Vice President, Corporate Secretary and Chief Compliance Officer for CMS Energy (included in Exhibit 5.1)
23.2			—	Consent of PricewaterhouseCoopers LLP – CMS Energy
23.3			—	Consent of PricewaterhouseCoopers LLP – Consumers
24.1			—	Power of Attorney – CMS Energy (included on signature page)
24.2			—	Power of Attorney – Consumers (included on signature page)
25.1			—	Statement of Eligibility of The Bank of New York Mellon, as Trustee with respect to CMS Energy’s Senior Debt Indenture dated as of September 15, 1992, providing for CMS Energy’s Senior Debt Securities and Senior Convertible Debt Securities
25.2			—	Statement of Eligibility of The Bank of New York Mellon as Trustee with respect to CMS Energy’s Subordinated Debt Indenture dated as of June 1, 1997 providing for Subordinated Debt Securities
25.3			—	Statement of Eligibility of The Bank of New York Mellon, as Trustee with respect to Consumers’ Senior Note Indenture dated as of February 1, 1998 providing for Senior Notes
25.4			—	Statement of Eligibility of The Bank of New York Mellon, as Trustee with respect to Consumers’ Mortgage Indenture dated as of September 1, 1945 providing for First Mortgage Bonds
107			—	Calculation of Registration Fee Table

*To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the Offered Securities.

ITEM 17. Undertakings.

(a)	Each undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CMS Energy Corporation, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Michigan, on the 27th day of February 2023.

CMS Energy Corporation (Registrant)

By:	/s/ Rejji P. Hayes
Name: Rejji P. Hayes
Title: Executive Vice President and
Chief Financial Officer

Power of Attorney

Each person hereby appoints Shaun M. Johnson, Melissa M. Gleespen, and Rejji P. Hayes and each of them acting alone, as lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment(s), to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of registered debt, equity, trust or convertible securities of the Registrant.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of February 2023.

/s/ Garrick J. Rochow	/s/ William D. Harvey
Garrick J. Rochow	William D. Harvey, Director
President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ John G. Russell
John G. Russell, Director

/s/ Rejji P. Hayes	/s/ Suzanne F. Shank
Rejji P. Hayes	Suzanne F. Shank, Director
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Scott B McIntosh	/s/ Myrna M. Soto
Scott B McIntosh	Myrna M. Soto, Director
Vice President, Controller, and Chief Accounting Officer (Controller)

/s/ John G. Sznewajs
John G. Sznewajs, Director

/s/ Jon E. Barfield	/s/ Ronald J. Tanski
Jon E. Barfield, Director	Ronald J. Tanski, Director

/s/ Deborah H. Butler	/s/ Laura H. Wright
Deborah H. Butler, Director	Laura H. Wright, Director

/s/ Kurt L. Darrow
Kurt L. Darrow, Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Consumers Energy Company, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Michigan, on the 27th day of February 2023.

Consumers Energy Company (Registrant)

By:	/s/ Rejji P. Hayes
Name: Rejji P. Hayes
Title: Executive Vice President and
Chief Financial Officer

Power of Attorney

Each person hereby appoints Shaun M. Johnson, Melissa M. Gleespen, and Rejji P. Hayes and each of them acting alone, as lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment(s), to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of registered debt, equity, trust or convertible securities of the Registrant.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of February 2023.

/s/ Garrick J. Rochow	/s/ William D. Harvey
Garrick J. Rochow	William D. Harvey, Director
President, Chief Executive Officer, and Director
(Principal Executive Officer)

/s/ John G. Russell
John G. Russell, Director

/s/ Rejji P. Hayes	/s/ Suzanne F. Shank
Rejji P. Hayes	Suzanne F. Shank, Director
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ Scott B McIntosh	/s/ Myrna M. Soto
Scott B McIntosh	Myrna M. Soto, Director
Vice President, Controller, and Chief Accounting Officer
(Controller)

/s/ John G. Sznewajs
John G. Sznewajs, Director

/s/ Jon E. Barfield	/s/ Ronald J. Tanski
Jon E. Barfield, Director	Ronald J. Tanski, Director

/s/ Deborah H. Butler	/s/ Laura H. Wright
Deborah H. Butler, Director	Laura H. Wright, Director

/s/ Kurt L. Darrow
Kurt L. Darrow, Director